EXHIBIT 77C

RESULTS OF MEETING OF SHAREHOLDERS
(UNAUDITED)

Seligman Portfolios, Inc.

SPECIAL MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2011

A brief description of the proposals voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal are set forth below. A vote is based on total dollar interest in the Fund.

PROPOSAL. To elect directors to the Board.*

                                                    DOLLARS VOTED
                              DOLLARS VOTED "FOR"     "WITHHOLD"    ABSTENTIONS   BROKER NON-VOTES
                              -------------------   -------------   -----------   ----------------
01. Kathleen Blatz               14,919,498.070      801,308.231        0.00            0.00
02. Edward J. Boudreau, Jr.      15,048,206.586      672,599.715        0.00            0.00
03. Pamela G. Carlton            15,042,952.965      677,853.336        0.00            0.00
04. William P. Carmichael        15,035,808.710      684,997.591        0.00            0.00
05. Patricia M. Flynn            15,033,450.369      687,355.932        0.00            0.00
06. William A. Hawkins           15,007,434.667      713,371.634        0.00            0.00
07. R. Glenn Hilliard            15,040,135.313      680,670.988        0.00            0.00
08. Stephen R. Lewis, Jr.        15,036,232.645      684,573.656        0.00            0.00
09. John F. Maher                14,961,406.595      759,399.706        0.00            0.00
10. John J. Nagorniak            15,060,546.585      660,259.716        0.00            0.00
11. Catherine James Paglia       15,041,235.594      679,570.707        0.00            0.00
12. Leroy C. Richie              15,034,597.408      686,208.893        0.00            0.00
13. Anthony M. Santomero         15,018,962.772      701,843.529        0.00            0.00
14. Minor M. Shaw                15,058,658.239      662,148.062        0.00            0.00
15. Alison Taunton-Rigby         15,050,274.090      670,532.211        0.00            0.00
16. William F. Truscott          15,047,949.125      672,857.176        0.00            0.00

* All shares of Seligman Portfolios, Inc. are voted together as a single class for election of directors.

SELIGMAN CAPITAL PORTFOLIO

PROPOSAL. To approve an Agreement and Plan of Reorganization between Seligman Capital Portfolio and Columbia Mid Cap Growth Fund, Variable Series.

DOLLARS VOTED "FOR"   DOLLARS VOTED "AGAINST"   ABSTENTIONS   BROKER NON-VOTES
-------------------   -----------------------   -----------   ----------------
    552,303.105              7,239.019           9,684.274          0.000

SELIGMAN COMMUNICATIONS AND INFORMATION PORTFOLIO

PROPOSAL. To approve an Agreement and Plan of Reorganization between Seligman Communications and Information Portfolio and Seligman Global Technology Portfolio.

DOLLARS VOTED "FOR"   DOLLARS VOTED "AGAINST"   ABSTENTIONS   BROKER NON-VOTES
-------------------   -----------------------   -----------   ----------------
   2,753,796.340            58,478.182          162,214.406         0.001

SELIGMAN GLOBAL TECHNOLOGY PORTFOLIO

PROPOSAL. To approve the proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC.

DOLLARS VOTED "FOR"   DOLLARS VOTED "AGAINST"   ABSTENTIONS   BROKER NON-VOTES
-------------------   -----------------------   -----------   ----------------
    275,400.717              4,330.210           12,716.762         0.000

PROPOSAL. To approve a proposal to authorize Columbia Management Investment Advisers, LLC to enter into and materially amend subadvisory agreements in the future, with the approval of the Company's board of directors/trustees, but without obtaining shareholder approval.

DOLLARS VOTED "FOR"   DOLLARS VOTED "AGAINST"   ABSTENTIONS   BROKER NON-VOTES
-------------------   -----------------------   -----------   ----------------
    261,995.972             17,734.955           12,716.762         0.000

SELIGMAN LARGE-CAP VALUE PORTFOLIO

PROPOSAL. To approve an Agreement and Plan of Reorganization between Seligman Large-Cap Value Portfolio and Seligman Variable Portfolio - Larger-Cap Value Fund.

DOLLARS VOTED "FOR"   DOLLARS VOTED "AGAINST"   ABSTENTIONS   BROKER NON-VOTES
-------------------   -----------------------   -----------   ----------------
    200,932.813               464.615            16,227.144         0.000

SELIGMAN SMALLER-CAP VALUE PORTFOLIO

PROPOSAL. To approve an Agreement and Plan of Reorganization between Seligman Smaller-Cap Value Portfolio and Seligman Variable Portfolio - Smaller-Cap Value Fund.

DOLLARS VOTED "FOR"   DOLLARS VOTED "AGAINST"   ABSTENTIONS   BROKER NON-VOTES
-------------------   -----------------------   -----------   ----------------
  11,021,835.910            219,851.252         451,376.567         0.000